EXHIBIT 99.1


                  THIRD AMENDMENT TO COMMERCIAL LEASE AGREEMENT

        This lease Amendment Agreement ("Lease Amendment") made on November 10, 2008, between R. & R. Partners, 3521 SCOTT STREET, SAN FRANCISCO, CA 94123-1056 (referred to herein as "Lessor"), and North Coast Bank, a division of American River Bank, 8733 LAKEWOOD DRIVE, SUITE #A, WINDSOR, CA 95492 (referred to herein as "Lessee").

        WHEREAS, Lessor and Lessee desire to amend the Lease dated July 1st, 2003 by and between the Lessor and the Lessee:

        NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

        That the lease is amended effective on January 1, 2009:

1.  Renewal Term:
    ------------

    The term of the Lease shall be extended for an additional period of one (1) year commencing on January 1, 2009 and expiring on December 31, 2009 at 11:59

        P.M. for Suite #A.

2.  Minimum Rent:
    ------------

        The monthly base rent for the term of the lease shall be $1.50 per sq. ft. or $3,300.00 per month.

        All other terms, covenants and conditions of the Lease shall remain in full force and in effect. In the event of any conflicts between the terms and conditions of the Lease and the terms and conditions of this Lease Amendment, the terms and conditions of this Lease Amendment shall prevail.

        IN WITNESS WHEREOF, Lessor and Lessee have caused this agreement to be executed as of the day and year first written above and the below signatories represent and warrant that they have the requisite authority to execute this Lease Amendment on behalf of the Lessor and Lessee, respectively.


                                                   Lessee's initials /s/ MD
                                                                     ------

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LESSOR:                             LESSEE:
R. & R. PARTNERS                    NORTH COAST BANK, a division of American
                                    River Bank

By:  /s/ Eileen Guibert             By: /s/ Mitchell A Derenzo
     ------------------------           -----------------------------------

Printed Name: Eileen Guibert        Printed Name: Mitchell A. Derenzo
             ----------------                     -------------------------

Title:  Manager                     Title: Executive Vice President & Chief
        ---------------------              Financial Officer
                                           --------------------------------

Date:  12/30/08                     Date:  12/31/08
       ----------------------              --------------------------------



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